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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                           INTERCOAST ENERGY COMPANY

                            (a Delaware corporation)

                                   ARTICLE I

                                    Offices
                                    -------


     Section 1.1  Registered Office.  The initial registered office of the
                  -----------------
Corporation required by the General Corporation Law of the State of Delaware be maintained in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The location of the registered office of the Corporation in the State of Delaware may be changed from time to time by the Board of Directors in the manner provided by law.

     Section 1.2  Other Offices.  The Corporation may also have offices at such
                  -------------
other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             Shareholders' Meetings
                             ----------------------

     Section 2.1  Place of Meetings.  Meetings of the shareholders of the
                  -----------------
Corporation shall be held at such place, either within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

     Section 2.2  Annual Meeting.  An annual meeting of the shareholders, for
                  --------------
the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall each year fix, which date shall be within 13 months of the last annual meeting of shareholders or, if no such meeting has been held, the date of incorporation.

     Section 2.3  Special Meetings.  Special meetings of the shareholders may be
                  ----------------
called by a majority of the members of the Board of Directors and shall be held on such date and at such time as they shall fix. The business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting.

     Section 2.4  Notice of Meetings.  Except as otherwise herein provided or
                  ------------------
required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation), written notice of each meeting of shareholders, whether annual or special, shall be given, not less than
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10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting. All notices of meetings of shareholders shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which such meeting is called. If mailed, such notice shall be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

     Section 2.5  Determination of Shareholders.  For the purposes of
                  -----------------------------
determining those shareholders entitled to notice of a meeting, to vote at any meeting of the shareholders or any adjournment thereof, to consent to corporate action in writing without a meeting or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days before such meeting, consent or other action. If the record date is being set for the purposes of determining those shareholders entitled to notice of or to vote at a meeting or to consent to corporate action in writing, such record date shall also be not less than 10 days before the date of such meeting or consent. If no record date is fixed by the Board of Directors, the record date shall be such date as is required by the General Corporation Law of Delaware.

     Section 2.6  Voting List.  The officer or agent having charge of the share
                  -----------
ledger of the corporation shall prepare and make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order for each class of stock, together with the address of and the number of shares registered in the name of each such shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The share ledger, or a duplicate thereof, shall be the only evidence as to the identity of the shareholders entitled to examine such list or share ledger or to vote in person or by proxy at any meeting of shareholders.

     Section 2.7  Quorum.  At any meeting of the shareholders, the holders of a
                  ------
majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

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     Section 2.8  Adjournments.  Any meeting of shareholders may be adjourned to
                  ------------
any other date or time or to any other place at which a meeting of shareholders may be held under these Bylaws by a majority of the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. When a meeting of shareholders is so adjourned, written notice of the adjourned meeting need not be given if the place, date and time thereof are announced at the meeting at which such adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if after the adjournment, a new record date is fixed for the adjourned meeting, a written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting.

     Section 2.9  Voting and Proxies.  Unless otherwise provided in the
                  ------------------
Certificate of Incorporation or in a resolution adopted by the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware and subject to Section 213 of such law, each shareholder shall have one vote for each share of stock entitled to vote and held of record by such shareholder and a proportionate vote for each fractional share so held. Each shareholder of record entitled to vote at a meeting of shareholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such shareholder by written proxy executed by such shareholder or such shareholder's duly authorized agent and delivered to the Secretary of the Corporation. An agent so appointed need not be a shareholder. No such proxy shall be voted or acted upon after 3 years from its date, unless the proxy expressly provides for a longer period. There shall be no cumulative voting.

     All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a shareholder entitled to vote or by his, her or its proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     Section 2.10  Action at Meeting.  When a quorum is present at any meeting
                   -----------------
of the shareholders, the holders of a majority of the votes of the shares of stock present or represented and voting on any matters other than the election of directors shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express

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provision of law. Where a separate vote by a class or classes is required and a quorum for that class or classes is present at a meeting, the affirmative vote of a majority of such shares of such class or classes present or represented by proxy at the meeting shall be the act of such class, unless otherwise required by express provision of law. Any election of directors by shareholders shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at such meeting and entitled to vote on such election. The holders of a majority of the votes of the shares present in person or represented by proxy at any meeting and entitled to vote thereat shall have power successively to adjourn the meeting to a specified date whether or not a quorum is present.

     Section 2.11  Action without Meeting.  Any action required or permitted to
                   ----------------------
be taken at any meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, and is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.
Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not so consented in writing.

     Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

     Section 2.12  Officers of the Meeting-Powers.  The Chairman of the Board of
                   ------------------------------
Directors, or, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors (if there be one), or, in the absence of the Chairman and the Vice Chairman of the Board of Directors, the President of the Corporation shall call meetings of the shareholders to order and shall act as chairman thereof. The Board of Directors may appoint any shareholder to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the President, and in the case of the failure of the Board to appoint a chairman, the shareholders present, in person or by proxy, at the meeting shall elect a chairman who shall be either a shareholder or a proxy of a shareholder or another director or officer of the Corporation present at the meeting.

     The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

     Section 2.13  Power of Chairman.  The chairman of any shareholders' meeting
                   -----------------
shall

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determine the order of business and the procedure at the meeting, including the conduct of discussion as seems to him or her in order, and shall have power to regulate the manner of voting and determine the eligibility of votes, and may reject votes, whether cast in person or by proxy, as irregular, unauthorized, or not cast in accordance with the Certificate of Incorporation, as amended, or these Bylaws. The decisions of such chairman as to such matters shall be final unless challenged from the floor, immediately after being announced, and overruled by the vote of the holders of a majority of the votes of the shares represented at the meeting. Such chairman may appoint the inspectors of election to count ballots, whenever voting is by ballot. Such chairman shall have power to order any unauthorized persons to leave the meeting and to enforce such orders, and shall have and exercise all power and authority, and perform all duties customarily possessed and performed by the presiding officer of such a meeting.

                                  ARTICLE III

                                   Directors
                                   ---------

     Section 3.1  General Powers.  The business and affairs of the Corporation
                  --------------
shall be managed by or under the direction of a Board of Directors. Except as otherwise provided by law or these Bylaws, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     Section 3.2  Number, Election, Term and Qualification.  The number of
                  ----------------------------------------
directors which shall constitute the Board of Directors shall be fixed by resolution of the Board of Directors and shall in no event be more than 9 nor less than 1. The directors who are to serve on the Board of Directors for the ensuing year shall be elected at the annual meeting, or any special meeting held in lieu thereof, of the shareholders by such shareholders as have the right to vote on such election. Each director shall hold office until the next annual meeting of the shareholders and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. All directors of the corporation shall be natural persons of full age; but no director need be a resident of Delaware or a shareholder of the corporation.

     Section 3.3  Enlargement or Reduction of the Board.  The number of
                  -------------------------------------
directors may be increased or decreased within the range provided by these Bylaws at any time and from time to time by resolution of the Board of Directors.

     Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

     Section 3.4  Nominations.  Nominations for the election of directors may be
                  -----------
made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote

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in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     3.5  Vacancies.  Any vacancy in the Board of Directors, however occurring,
          ---------
including a vacancy resulting from an enlargement of the Board, may be filled by a majority of the directors remaining in office, though less than a quorum, including a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders, and, in each case, until such director's successor is elected and qualified or until such director's earlier death, resignation or removal. In the event of a vacancy in the Board of Directors, the remaining directors may, except as otherwise provided by law, exercise the powers of the full Board until the vacancy is filled.

     Section 3.6  Resignation.  Any director may resign by delivering his or her
                  -----------
written resignation to the President or Secretary of the Corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Section 3.7  Regular Meetings.  Regular meetings of the Board of Directors
                  ----------------
may be held without notice on such date and at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.

     Section 3.8  Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors

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(if there be one) or a majority of the members of the Board of Directors and may be held at any time and place, within or without the State of Delaware.

     Section 3.9  Notice and Waiver of Notice of Special Meetings.  Notice of
                  -----------------------------------------------
any special meeting of the Board of Directors, and the date, time and place of such meeting, shall be given to each director by the Secretary or an Assistant Secretary not less than 2 days in advance of such meeting. Notice may be given to any director by telephone, facsimile or by telegram addressed to such director at such address as last appears in the records of the Secretary of the Corporation or by mail by depositing the same in the post office or letter box in a postpaid sealed envelope addressed to such director at such address or by placing with a courier or delivery service with instructions for express delivery to such director at such address. It shall be the duty of each director to furnish the Secretary of the Corporation with the post office address of such director and to notify the Secretary of any change therein. A director may waive notice of any meeting by providing the Corporation with a written statement thereof, either before, at or after the time of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of that meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes nor the business to be transacted at the meeting.

     Section 3.10  Meetings by Telephone Conference Call.  Members of the Board
                   -------------------------------------
of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     Section 3.11  Quorum.  A majority of the total number of the whole Board of
                   ------
Directors shall constitute a quorum for all purposes at all meetings of the Board of Directors. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.12  Action at Meeting.  At any meeting of the Board of Directors
                   -----------------
at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or these Bylaws.

     Section 3.13  Action by Consent.  Any action required or permitted to be
                   -----------------
taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent to the action in writing and the written consents are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 3.14  Removal.  Except as otherwise provided by law, any one or
                   -------
more or all of the directors may be removed from office at any time with cause by the affirmative vote of the holders of at least a majority of the shares of capital stock of the corporation then entitled to vote

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at an election of directors.

     Section 3.15  Committees.  The Board of Directors may, by resolution passed
                   ----------
by a majority of the whole Board of Directors, designate from time to time one or more committees to serve at the pleasure of the Board of Directors, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Unless otherwise provided by resolution of the Board of Directors, a quorum of each such committee shall consist of a majority of its members, and if a quorum is present when a vote is taken, the affirmative vote of a majority of the members present shall be the act of such committee.

     3.16  Conduct of Business.  At every meeting of the Board of Directors, the
           -------------------
Chairman of the Board of Directors, or, if the Chairman is absent, the Vice Chairman of the Board of Directors (if there be one), or if the Vice Chairman is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in the Secretary's absence, an Assistant Secretary directed to do so by the President, or in the absence of an Assistant Secretary, such other officer or director of the corporation as is appointed by the chairman of the meeting shall act as secretary of the meeting. Minutes of all meetings of the Board of Directors shall be kept by the Secretary and all minutes shall be signed by the secretary of the meeting. The Board of Directors shall have the power to formulate rules and regulations governing the conduct of its meetings and the procedure thereat.

     3.17  Compensation of Directors.  Directors may receive such compensation
           -------------------------
for their services as members of the Board of Directors, and as members of committees thereof, as the Board of Directors may from time to time determine. Nothing contained in this Section 3.17 shall preclude any director from serving the Corporation or any of its affiliates in any other capacity and receiving compensation for such service.

                                   ARTICLE IV

                                    Officers
                                    --------

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     Section 4.1  Generally.  The officers of the Corporation shall consist of a
                  ---------
Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Vice Chairman of the Board of Directors and one or more Assistant Treasurers and Assistant Secretaries.

     Section 4.2  Election.  The officers of the Corporation shall be elected by
                  --------
the Board of Directors. Each officer shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 4.3  Qualification.  The Chairman of the Board of Directors and the
                  -------------
Vice Chairman of the Board of Directors (if there be one) shall be selected from among the members of the Board of Directors. The officers of the Corporation may be, but are not required to be, shareholders or, except for the Chairman and the Vice Chairman of the Board of Directors, directors of the Corporation. Any two or more offices may be held by the same person.

     Section 4.4  Tenure.  Except as otherwise provided by law or by these
                  ------
Bylaws, each officer shall hold office at the pleasure of the Board of Directors until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal.

     Section 4.5  Resignation and Removal.  Any officer may resign at any time
                  -----------------------
by delivering his or her written resignation to the Corporation at its principal office or to the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors (if there be one), the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Any officer may be removed at any time, with or without cause, by the Board of Directors or by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Section 4.6  Vacancies.  The Board of Directors may fill any vacancy
                  ---------
occurring in any office for any reason and may, in its discretion, leave any such office unfilled for such period as it may determine. Each successor to an officer shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     Section 4.7  Compensation and Duties.  The Board of Directors shall, among
                  -----------------------
other things, have the power to fix the compensation of each officer, to prescribe the duties of such officer, to increase or decrease such compensation and to change the nature of each duties.

     Section 4.8  Chairman of the Board of Directors.  The Chairman of the Board
                  ----------------------------------
of Directors shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The Chairman of the Board of Directors shall perform all duties incident to the office of Chairman of the Board of Directors and shall perform such other duties and

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possess such other powers as are assigned to him or her by the Board of
Directors. The Chairman of the Board may sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer of the Corporation.

     Section 4.9  Vice Chairman of the Board of Directors.  The Board of
                  ---------------------------------------
Directors may elect or appoint a Vice Chairman of the Board of Directors who shall, in the event of the absence or disability of the Chairman of the Board of Directors or in case of vacancy in such office, assume all duties of the Chairman of the Board of Directors and such other duties as, from time to time, may be assigned to the Vice Chairman by the Board of Directors.

     Section 4.10  President.  The President of the Corporation shall, subject
                   ---------
to the direction of the Board of Directors, have general and active management of and exercise general supervision of the business and affairs of the Corporation. The President shall have concurrent power with the Chairman of the Board of Directors to sign certificates for shares of the Corporation, deeds, mortgages, bonds, contracts and other instruments. In the absence of the Chairman of the Board of Directors or in the event of the disability or refusal of the Chairman to act, and in the absence of the Vice Chairman of the Board of Directors or in the event of the disability or refusal of the Vice Chairman to act, the President shall have such other powers as are vested in the Chairman of the Board of Directors. In general, the President shall perform the duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors from time to time.

     Section 4.11  Vice Presidents.  Each Vice President shall perform such of
                   ---------------
the duties and exercise such of the powers of the President as shall be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board of Directors or the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board of Directors or the President shall from time to time prescribe. Any Vice President may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, which authorizations may be either specific or general. In the event of the absence or disability of the President or in case of a vacancy in such office, the Vice President (or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, or in the absence of such determination, then in the order of their first election) shall perform the duties of the President, including interim duties, and when so acting shall have all the powers of and be subject to all restrictions upon the President.

     Section 4.12  Secretary.  The Secretary shall attend all meetings of the
                   ---------
shareholders and of the Board of Directors and shall keep the minutes of such meetings. The Secretary shall perform like duties for the standing committees of the Board of Directors when required. Except as otherwise provided by these Bylaws or by the General Corporation Law of the State of Delaware, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors.

     The Secretary shall have custody of the minutes books, containing the minutes of shareholders' and directors' meetings, of the stock books of the Corporation, and of all other corporate records, except such as shall be in the custody of the Treasurer by reason of these Bylaws. The Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors or the President.

     Section 4.13  Treasurer.  The Treasurer shall have the custody of all funds
                   ---------
and securities of the Corporation. The Treasurer is authorized to receive and receipt for stocks, bonds, notes and other securities belonging to the Corporation or which are received for its account, and to place and keep the same in safety deposit vaults rented for such purpose, or in safes or vaults belonging to the Corporation. The Treasurer is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse all checks, drafts, vouchers or other instruments for the payment of money payable to the Corporation when necessary or proper and to deposit the same to the credit of the Corporation in such depositaries as the Treasurer may designate for such purpose, and the Treasurer may endorse all commercial documents for or on behalf of the Corporation. The Treasurer is authorized to pay interest on obligations when due and dividends on stock when duly declared and payable. The Treasurer shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. The Treasurer shall cause to be kept in the office of the Treasurer true and full accounts of all receipts and disbursements, and shall render to the Board of Directors and the Chairman of the Board of Directors or the President, whenever they may require it, an account of all the transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President. The Treasurer shall, in general, perform all duties usually incident to the office of Treasurer.

     4.14  Assistant Secretaries and Assistant Treasurers.  The Assistant
           ----------------------------------------------
Secretaries and Assistant Treasurers shall perform such duties as may be assigned to them by the Secretary or the Treasurer, respectively, or as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President. The Assistant Secretary and the Assistant Treasurer (or if there shall be more than one, the Assistant Secretaries or Assistant Treasurers, as the case may be, in the order determined by the Board of Directors or, in the absence of such determination, in the order of their first election) shall act for and in the place of the Secretary or the Treasurer, respectively, in case of such officer's death, disability or absence and when so acting shall have all of the powers of and be subject to all of the restrictions and limitations placed upon such officer.

     Section 4.15  Delegation of Authority.  The Board of Directors may from
                   -----------------------
time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 4.16  Removal.  Any officer of the Corporation may be removed at
                   -------
any time, with or without cause, by the Board of Directors.

                                   ARTICLE V

              Indemnification of Directors, Officers and Employees
              ----------------------------------------------------

     Section 5.1   Right to Indemnification.  Each person who was or is a party
                   ------------------------
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative or arbitration and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law of the State of Delaware permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of a written undertaking, by or on behalf of such director, officer or employee to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Section or otherwise.

     Section 5.2   Right of Claimant to Bring Suit. If a claim under Section 5.1
                   -------------------------------
is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the applicable standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware shall not be a defense to the action or create a presumption that claimant had not met the applicable standards of conduct.

     Section 5.3   Benefit.  Indemnification provided hereunder shall, in the
                   -------
case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision contained in this Article V shall not affect the validity or enforceability of any other provision of this
Article V.

     Section 5.4   Litigation; Presumption of Standard of Conduct.  Unless
                   ----------------------------------------------
finally determined, the termination of any litigation, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its
                                                ---------------
equivalent, shall not, of itself, create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware.

     Section 5.5  Non-Exclusivity of Rights.  The rights conferred on any person
                  -------------------------
by this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 5.6  Insurance.  The Corporation may maintain insurance, at its
                  ---------
expense, to protect itself and any such director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     Section 5.7  Indemnification of Agents of the Corporation.  The Corporation
                  --------------------------------------------
may grant rights to indemnification and to the advancement of expenses to, and may maintain insurance to protect, any agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of, and the maintenance of insurance to protect, directors, officers and employees of the Corporation.

                                   ARTICLE VI

                    Execution of Corporation Instruments and
                 Voting of Securities Owned by the Corporation
                 ---------------------------------------------

     Section 6.1  Execution of Corporate Instruments.  Except where otherwise
                  ----------------------------------
provided by law or these Bylaws, the Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation and such execution or signature shall be binding upon the Corporation.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize to do so.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or for any amount.

     Section 6.2  Action with Respect to Securities of Other Corporations.
                  -------------------------------------------------------
Unless otherwise directed by the Board of Directors, the Chairman of the Board of Directors or the President or any officer of the Corporation authorized by the Chairman of the Board of Directors or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                  ARTICLE VII

                                     Stocks
                                     ------

     Section 7.1  Certificates of Stock.  Each shareholder shall be entitled to
                  ---------------------
a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

     Section 7.2  Transfers.  Transfers of shares shall be made only by the
                  ---------
registered owner thereof shown on the books of the Corporation (or the legal representative of such owner, upon satisfactory proof of authority therefor), or by the attorney of such owner lawfully constituted in writing by documents filed with the Secretary or transfer agent of the Corporation, and only upon surrender of the certificate to be transferred, or delivery of any order of such owner if such shares are not represented by a certificate, and payment of applicable taxes with respect to such transfer, unless otherwise ordered by the Board of Directors.

     Section 7.3  Lost or Destroyed Certificates.  New certificates may be
                  ------------------------------
issued to replace lost, stolen or destroyed certificates, upon such terms and conditions as the Board of Directors may prescribe.

     Section 7.4  Rights of Registered Owners.  The Corporation shall be
                  ---------------------------
entitled to recognize the exclusive right of a person registered or shown on its books as the owner of shares of its stock to receive dividends or any other distribution thereon, or to vote such shares, and to treat such person as the owner of such shares for all purposes and the Corporation shall not be bound to recognize any equitable or claim to or interest in its shares on the part of any person other than the registered or record owner thereof, whether or not it shall have notice thereof.

     Section 7.5  Regulations.  The issue, transfer, conversion and registration
                  -----------
of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                  ARTICLE VIII

                               General Provisions
                               ------------------

     Section 8.1  Fiscal Year.  The fiscal year of the Corporation shall be the
                  -----------
calendar year, unless otherwise fixed by resolution of the Board of Directors.

     Section 8.2  Annual Report.  As soon as practicable after the close of each
                  -------------
fiscal year, the Board of Directors shall cause an annual report of the business and affairs of the Corporation to be made to the shareholders.

     Section 8.3  No Corporate Seal.  The Corporation shall have no corporate
                  -----------------
seal.

     Section 8.4  Waiver of Notice.  Whenever any notice whatsoever is required
                  ----------------
to be given by law or by these Bylaws, a written waiver of such notice, signed by the person entitled to such notice whether before, at or after the time stated in such waiver, or the attendance of such person or persons, in person or by proxy, at such meeting shall be equivalent to the giving of such notice, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 8.5  Evidence of Authority.  A certificate by the Secretary, or an
                  ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the shareholders, directors, a committee of the Board of Directors or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

     Section 8.6  Certificate of Incorporation.  All references in these Bylaws
                  ----------------------------
to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. To the extent any provision of these Bylaws conflicts with the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

     Section 8.7  Severability.  Any determination that any provision of these
                  ------------
Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     Section 8.8  Pronouns.  All pronouns used in these Bylaws shall be deemed
                  --------
to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     Section 8.9  Time Periods.  In applying any provision of these Bylaws which
                  ------------
requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE IX

                                   Amendments
                                   ----------

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by vote of a majority of the number of directors fixed by these Bylaws; provided, however, that such authority shall not divest the stockholders of their power, nor limit their power under the General Corporation Law of the State of Delaware to adopt, amend or repeal Bylaws of the Corporation.